As filed with the Securities and Exchange Commission on February 23, 2021

Registration No. 333–253397-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Discovery Communications, LLC

(as the Issuer)

Discovery, Inc.

(as Parent Guarantor)

Scripps Networks Interactive, Inc.

(as Subsidiary Guarantor)

(Exact name of registrant as specified in its charter)

Delaware Delaware Ohio	4841 4841 4841	32-0204298 35-2333914 61-1551890
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(240) 662-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Savalle C. Sims

Executive Vice President and General Counsel

Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(240) 662-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Erika L. Robinson

Wilmer Cutler Pickering Hale and Dorr LLP

1875 Pennsylvania Avenue, N.W.

Washington, D.C. 20006

(202) 663-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 6, 2021

PRELIMINARY PROSPECTUS

Discovery Communications, LLC

Offer to Exchange

up to $1,732,036,000 4.000% Senior Notes due 2055 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of our outstanding unregistered 4.000% Senior Notes due 2055

Discovery Communications, LLC is offering $1,732,036,000 aggregate principal amount of new 4.000% Senior Notes due 2055 (the “New Notes”) in exchange for an equal amount of outstanding 4.000% Senior Notes due 2055 (the “Old Notes” and, together with the New Notes, the “Notes”).

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2021, unless extended (the date and time referred to herein as the “expiration date”). We do not currently intend to extend the expiration date.

•	Tenders of Old Notes may be withdrawn at any time prior to the expiration date.

•	All Old Notes that are properly tendered and not properly withdrawn prior to the expiration date will be exchanged.

•	The exchange of Old Notes for New Notes generally will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the New Notes to be issued in the exchange offer are substantially the same as the terms of the Old Notes, except that the offer of the New Notes is registered under the Securities Act, and the New Notes have no transfer restrictions, rights to additional interest or registration rights.

•	The New Notes will not be listed on any securities exchange. A public market for the New Notes may not develop, which could make selling the New Notes difficult.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days from the date on which this registration statement is declared effective and (ii) the date on which no broker-dealer is required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the New Notes to be issued in the exchange offer involves certain risks. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021

You should rely only on the information contained in, or incorporated by reference into, this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus. Also, you should not assume that there has been no change in the affairs of Discovery, Inc. and its subsidiaries since the date of this prospectus. Any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “Where You Can Find More Information” and “Incorporation By Reference.” You may request a copy of any document incorporated by reference in this prospectus at no cost by calling us at (240) 662-2000 or writing us at the following address:

Discovery, Inc.
230 Park Avenue South
New York, New York 10003
Attention: Investor Relations

Except as the context otherwise requires, or as otherwise specified or used in this prospectus, the term “DCL” refers to Discovery Communications, LLC, together with its subsidiaries (unless the context requires otherwise); the terms “Discovery” and the “Parent Guarantor” refer to Discovery, Inc., together with its subsidiaries (unless the context requires otherwise); the term “DCH” refers to Discovery Communications Holding, LLC; the term “Scripps” refers to Scripps Networks Interactive, Inc.; and the terms “we,” “our” and “us” refer to DCL, Discovery and Scripps. References to “Advance/Newhouse” refer to Advance/Newhouse Programming Partnership. References in this prospectus to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus and provides an overview of our company. For a more complete understanding of our business, you should read the entire prospectus and the documents incorporated by reference in this prospectus carefully, particularly the discussion set forth under “Risk Factors” in this prospectus, and our consolidated financial statements and the respective notes to those statements incorporated by reference herein.

Our Company

Company Overview

We are a global media company that provides content across multiple distribution platforms, including linear platforms such as pay-television (“pay-TV”), free-to-air and broadcast television, authenticated GO applications, digital distribution arrangements, content licensing arrangements and direct-to-consumer subscription products. As one of the world’s largest pay-TV programmers, we provide original and purchased content and live events to approximately 3.7 billion cumulative subscribers and viewers worldwide through networks that we wholly or partially own. We distribute customized content in the U.S. and over 220 other countries and territories in nearly 50 languages. We have an extensive library of content and own most rights to our content and footage, which enables us to leverage our library to quickly launch brands and services into new markets and on new platforms. Our content can be re-edited and updated in a cost-effective manner to provide topical versions of subject matter that can be utilized around the world on a variety of platforms.

Our content spans genres including survival, natural history, exploration, sports, general entertainment, home, food, travel, heroes, adventure, crime and investigation, health, and kids. Our global portfolio of networks includes prominent nonfiction television brands such as Discovery Channel, our most widely distributed global brand, HGTV, Food Network, TLC, Animal Planet, Investigation Discovery, Travel Channel, Science, and MotorTrend (previously known as Velocity domestically and currently known as Turbo in most international countries). Among other networks in the U.S., Discovery also features two Spanish-language services, Discovery en Español and Discovery Familia. Our international portfolio also includes Eurosport, a leading sports entertainment provider and broadcaster of the Olympic Games across Europe (excluding Russia), TVN, a Polish media company, as well as Discovery Kids, a leading children’s entertainment brand in Latin America. We participate in joint ventures including Magnolia, the recently formed multi-platform venture with Chip and Joanna Gaines, and Group Nine Media, a digital media holding company home to top digital brands including Now This News, the Dodo, Thrillist, PopSugar, and Seeker. We operate production studios, and prior to the sale of our Education Business in April 2018, we sold curriculum-based education products and services.

During the fourth quarter of 2020, we announced the global launch of our aggregated direct-to-consumer product, discovery+, a nonfiction, real life subscription service. In January 2021, we launched discovery+ in the U.S. across several streaming platforms and entered into a partnership with Verizon, which is offering access to discovery+ for up to 12 months to certain of its customers. The global rollout of discovery+ across more than 25 markets has already begun with the U.K. and Ireland, where we have partnered with Sky, and India. We also have a partnership with Vodafone, which will provide discovery+ to existing Vodafone TV and mobile customers in 12 markets across Europe. Upon launch in the U.S., discovery+ included an extensive content library comprised of more than 55,000 episodes and features a wide array of exclusive, original series from the Discovery portfolio of brands that have a strong leadership position. The service is available with ads or on an ad-free tier, providing Discovery with dual revenue streams.

We aim to generate revenues principally from the sale of advertising on our networks and digital products and from fees charged to distributors that carry our network brands and content, primarily including cable, direct-to-home (“DTH”) satellite, telecommunication and digital service providers, as well as through direct-to-consumer subscription services. Other transactions include affiliate and advertising sales representation services, production studios content development and services content licenses, the licensing of our brands for consumer products, and in 2018, curriculum-based products and services. During 2020, advertising, distribution and other revenues were 52%, 46% and 2%, respectively, of consolidated revenues. No individual customer represented more than 10% of our total consolidated revenues for 2020, 2019 or 2018.

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We invest in high-quality content for our networks and brands with the objective of building viewership, optimizing distribution revenue, capturing advertising revenue, and creating or repositioning branded channels and business to sustain long term growth and occupy a desired content niche with strong consumer appeal. Our strategy is to maximize the distribution, ratings and profit potential of each of our branded networks. In addition to growing distribution and advertising revenues for our branded networks, we have extended content distribution across new platforms, including brand-aligned websites, online streaming, mobile devices, video on demand (“VOD”) and broadband channels, which provide promotional platforms for our television content and serve as additional outlets for advertising and distribution revenue. Audience ratings are a key driver in generating advertising revenue and creating demand on the part of cable television operators, DTH satellite operators, telecommunication service providers, and other content distributors who deliver our content to their customers.

Although we utilize certain brands and content globally, we classify our operations in two reportable segments: U.S. Networks, consisting principally of domestic television networks and digital content services, and International Networks, consisting primarily of international television networks and digital content services. Our segment presentation aligns with our management structure and the financial information management uses to make decisions about operating matters, such as the allocation of resources and business performance assessments.

Organizational Structure

DCL is an indirect, wholly owned subsidiary of Discovery, and Scripps is a direct, wholly owned subsidiary of Discovery.

The following diagram illustrates, at a summary level, the ownership interests among Discovery, Scripps, DCL and Advance/Newhouse, as well as the material debt obligations of Scripps and DCL together with its subsidiaries as of March 31, 2021. As of March 31, 2021, Discovery’s outstanding indebtedness consisted of its guarantees of approximately $15.4 billion aggregate principal amount of DCL’s senior debt securities. The diagram is in general terms and does not include intermediate subsidiaries.

(1)	The holders of Series A-1 preferred stock vote with the holders of Series A common stock on an as-converted basis, on all matters except for the election of common stock directors. Advance/Newhouse has the right to elect three of the directors of Discovery.
(2)	As of March 31, 2021, Scripps’ outstanding indebtedness consisted of $32.0 million of senior notes issued by Scripps prior to the acquisition of Scripps by Discovery and its guarantees of approximately $15.4 billion aggregate principal amount of DCL’s outstanding senior debt securities, including the Old Notes.
(3)	As of March 31, 2021, DCL had approximately $15.4 billion in aggregate principal amount of indebtedness outstanding, including the Old Notes. As of March 31, 2021, DCL had the ability to draw down $2.5 billion of its $2.5 billion revolving credit facility in the ordinary course.
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Summary of the Exchange Offer

Background

On September 21, 2020, DCL consummated five separate private offers to exchange Old Notes, pursuant to exemptions from the registration requirements of the Securities Act (collectively, the “private exchange”), for (i) DCL 5.000% Senior Notes due 2037, (ii) DCL 6.350% Senior Notes due 2040, (iii) DCL 4.950% Senior Notes due 2042, (iv) DCL 4.875% Senior Notes due 2043 and (v) DCL 5.200% Senior Notes due 2047. DCL issued $1,732,036,000 aggregate principal amount of Old Notes in the private exchange.

In connection with the private exchange, we entered into a registration rights agreement (as defined in “The Exchange Offer”) in which we agreed, among other things, to complete this exchange offer. Under the terms of the exchange offer, you are entitled to exchange Old Notes for New Notes evidencing the same indebtedness and with substantially identical terms to the Old Notes. You should read the discussion under the heading “Description of the New Notes” for further information regarding the New Notes.

The Exchange Offer

We are offering to exchange New Notes for a like principal amount of the Old Notes. Subject to the satisfaction or waiver of the conditions of the exchange offer, all Old Notes that are properly tendered and not properly withdrawn prior to the expiration date will be accepted by us and exchanged.

As of the date of this prospectus, $1,732,036,000 aggregate principal amount of the Old Notes are outstanding.

Interest	Interest on the New Notes will be payable in cash and will accrue at a rate of 4.000% per annum. Interest on the New Notes will accrue from the last interest date on which interest was paid on your Old Notes or, if no interest has been paid on the Old Notes, from the date of the original issue of the Old Notes. Any Old Notes not exchanged will remain outstanding and continue to accrue interest according to their terms.

Interest Payment Dates	Interest is payable on March 15 and September 15 of each year to the holders of record on March 1 and September 1, respectively.

Denominations of New Notes	Tendering holders of Old Notes must tender Old Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2021, unless we extend or terminate the exchange offer, in which case “expiration date” will mean the latest date and time to which we extend the exchange offer. We do not currently intend to extend the expiration date.

Settlement Date	The settlement date of the exchange offer will be promptly after the expiration date of the exchange offer.

Withdrawal of Tenders	Tenders of Old Notes may be withdrawn at any time prior to the expiration date. See “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	Our obligation to consummate the exchange offer is subject to certain customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”
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Procedures for Tendering	If you hold Old Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you may follow the automatic tender offer program (“ATOP”) procedures established by DTC for tendering the Old Notes that are held in book-entry form. The ATOP procedures require (i) that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and (ii) that DTC confirm that:

	•	DTC has received instructions to exchange your Old Notes; and

	•	you agree to be bound by the terms of the letter of transmittal.

For more details, please read “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes.” If you elect to have Old Notes exchanged pursuant to this exchange offer, you must properly tender your Old Notes prior to the expiration date. All Old Notes properly tendered and not properly withdrawn prior to the expiration date will be accepted for exchange. Old Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If you wish to accept and participate in this exchange offer and you cannot get your required documents to the exchange agent on time, you must send all of the items required by the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures	If you wish to tender your Old Notes and:

	•	your Old Notes are not immediately available;

	•	you are unable to deliver on time your Old Notes, the letter of transmittal or any other document that you are required to deliver to the exchange agent; or

	•	you cannot complete the procedures for delivery by book-entry transfer on time,

then you may tender your Old Notes according to the guaranteed delivery procedures that are discussed in the letter of transmittal and in “The Exchange Offer—Guaranteed Delivery Procedures.”

Consequences of Failure to Exchange	If we complete the exchange offer and you do not participate in it, then:

	•	your Old Notes will continue to be subject to the existing restrictions upon their transfer;

	•	certain interest rate provisions will no longer apply to your Old Notes;

	•	we will have no further obligation to provide for the registration under the Securities Act of those Old Notes except under certain limited circumstances; and

	•	the liquidity of the market for your Old Notes could be adversely affected.

Taxation	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes in this exchange offer.

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer.
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Summary of New Notes

The terms of the New Notes offered in the exchange offer are identical in all material respects to the Old Notes, except that the New Notes:

•	are registered under the Securities Act and therefore will not be subject to restrictions on transfer;

•	will not be subject to provisions relating to additional interest;

•	will bear different CUSIP numbers and ISINs; and

•	will not entitle their holders to registration rights.

The following summary is provided solely for your convenience. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the New Notes, see “Description of the New Notes.”

Issuer	Discovery Communications, LLC

Parent Guarantor	Discovery, Inc.

Subsidiary Guarantors	Each domestic subsidiary of the Parent Guarantor that guarantees DCL’s obligations under its revolving credit facility. As of the date of issuance of the New Notes, the only Subsidiary Guarantor will be Scripps.

Securities Offered	$1,732,036,000 aggregate principal amount of New Notes.

Maturity Date	The New Notes will mature on September 15, 2055.

Interest	Interest on the New Notes will be payable in cash and will accrue at a rate of 4.000% per annum. Interest on the Old Notes will accrue from the last interest date on which interest was paid on your Old Notes or, if no interest has been paid on the Old Notes, from the date of the original issue of the Old Notes. Any Old Notes not exchanged will remain outstanding and continue to accrue interest according to their terms.

Interest Payment Dates	Interest on the New Notes will be paid on March 15 and September 15 of each year to the holders of record on March 1 and September 1, respectively.

Ranking of the New Notes

The New Notes will be DCL’s unsecured senior obligations and will rank equally in right of payment with DCL’s existing and future unsecured and unsubordinated indebtedness. The New Notes will be effectively subordinated to DCL’s secured indebtedness (if any) to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of DCL’s subsidiaries to the extent such subsidiaries do not guarantee the New Notes. The New Notes will be senior in right of payment to all future subordinated indebtedness of DCL.

As of March 31, 2021:

•      DCL had approximately $15.4 billion in aggregate principal amount of indebtedness outstanding, including the Old Notes that will rank equally in right of payment with the New Notes;

•      DCL had no secured indebtedness outstanding; and

•      DCL’s subsidiaries had no indebtedness outstanding.

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Parent Guarantee

All payments on the New Notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Parent Guarantor (the “Parent Guarantee”). See “Description of the New Notes—Guarantees—Guarantee by the Parent Guarantor.”

The Parent Guarantee of the New Notes will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Parent Guarantor. The Parent Guarantee will be effectively subordinated to the Parent Guarantor’s secured indebtedness to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of the Parent Guarantor’s subsidiaries to the extent such subsidiaries do not guarantee the New Notes.

As of March 31, 2021:

•        the Parent Guarantor’s outstanding indebtedness consisted of its guarantees of approximately $15.4 billion aggregate principal amount of DCL’s senior debt securities, including the Old Notes; and

•        the Parent Guarantor’s subsidiaries, other than DCL and Scripps, had no indebtedness outstanding.

Subsidiary Guarantees

All payments on the New Notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by all of the Parent Guarantor’s domestic subsidiaries that guarantee DCL’s obligations under our revolving credit facility. Each such guarantee of the New Notes will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of each such subsidiary guarantor. As of the date of issuance of the New Notes, the only Subsidiary Guarantor will be Scripps. Each such guarantee will be effectively subordinated to each such subsidiary guarantor’s secured indebtedness (if any) to the extent of the value of the assets securing that debt. See “Risk Factors—DCL and Scripps conduct a substantial amount of their operations, and Discovery conducts all of its operations, through subsidiaries. DCL, Discovery and Scripps may be limited in their ability to access funds from their subsidiaries to service their debt, including the New Notes and guarantees. In addition, the New Notes will not be guaranteed, except in certain circumstances, by any subsidiaries of DCL or any subsidiaries of Discovery other than Scripps and future domestic subsidiaries that guarantee DCL’s obligations under its revolving credit facility.”

As of March 31, 2021:

•        Scripps’ outstanding indebtedness consisted of $32.0 million of senior notes issued by Scripps prior to the acquisition of Scripps by Discovery and its guarantees of approximately $15.4 billion aggregate principal amount of DCL’s outstanding senior debt securities, including the Old Notes; and

•        Scripps’ subsidiaries did not have any indebtedness outstanding.

Optional Redemption

Prior to March 15, 2055 (six months prior to maturity), DCL may redeem the New Notes in whole or in part at any time at the redemption prices described under “Description of the New Notes— Optional Redemption,” plus any accrued and unpaid interest.

On and after March 15, 2055 (six months prior to maturity), DCL may redeem the New Notes in whole or in part at any time prior to their maturity at a redemption price equal to 100% of the principal amount, plus any accrued and unpaid interest.

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Change of Control Offer to Repurchase	If a Change of Control Triggering Event (as defined herein) occurs, DCL must offer to repurchase the New Notes at a redemption price equal to 101% of the principal amount, plus accrued and unpaid interest, as described under “Description of the New Notes—Change of Control Offer to Repurchase.”

Sinking Fund	None.

Covenants

The New Notes will be issued under the senior indenture, dated as of August 19, 2009 (the “base indenture”), among DCL, the Parent Guarantor and U.S. Bank National Association, as trustee, as supplemented by the supplemental indenture under which the Old Notes were issued on September 21, 2021 (the “nineteenth supplemental indenture”). The base indenture, together with the nineteenth supplemental indenture, is referred to as the “indenture.” The indenture restricts, among other things:

•         DCL’s ability to incur certain liens securing debt;

•         DCL’s ability to enter into sale and leaseback transactions; and

•         the ability of DCL and Discovery to sell all or substantially all of their respective assets or merge or consolidate with or into other companies.

Any Old Note that remains outstanding after the completion of the exchange offer, together with the New Notes, will be treated as a single class of securities under the indenture.

Form and Denomination of New Notes	The New Notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with the trustee as custodian for, and registered in the name of, a nominee of DTC. Except in the limited circumstances described under “Book-Entry, Form and Delivery” New Notes will not be issued in certificated form or exchanged for interests in global securities.

Trustee	U.S. Bank National Association

Certain U.S. Federal Income Tax Considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of exchanging the Old Notes for New Notes in the exchange offer and owning the New Notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Certain U.S. Federal Income Tax Considerations.”

Governing Law	The indenture is and the New Notes will be governed by the laws of the State of New York.

Further Issues	We may from time to time, without notice to, or the consent of, the registered holders of the New Notes, create and issue additional notes ranking equally and ratably with the New Notes offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional notes), so that such additional notes will be consolidated and form a single series with the Notes and will have the same terms as to status, redemption or otherwise as the New Notes offered hereby, provided that if such additional notes are not fungible with the New Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
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RISK FACTORS

Participating in the exchange offer involves risks. You should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus before making an investment decision. In particular, you should carefully consider the risks and uncertainties included in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) and in Part II, Item 1A, “Risk Factors,” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which are incorporated by reference in this prospectus and under the caption “Forward-Looking Statements.” If any of those risks or the following risks actually occurs, Discovery’s businesses, and your investment in the New Notes, could be negatively affected. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also materially and adversely affect their business operations, results of operations, financial condition or prospects. If any of these risks materialized, our ability to pay interest on the New Notes when due or to repay the New Notes at maturity could be adversely affected, and the trading prices of the New Notes could decline substantially.

Risks Related to the Exchange Offer

If you fail to exchange your Old Notes, they will continue to be restricted securities and may become less liquid.

Old Notes that you do not tender or DCL does not accept will, following the exchange offer, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

If a large number of outstanding Old Notes are exchanged for New Notes issued in the exchange offer, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offer will be substantially limited. Any Old Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Old Notes outstanding. Following the exchange offer, if you do not tender your Old Notes you generally will not have any further registration rights, and your Old Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

Late deliveries of Old Notes and other required documents could prevent a holder from exchanging its Old Notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of New Notes in exchange for Old Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of Old Notes who wish to exchange them for New Notes should allow sufficient time for timely completion of the exchange offer procedures. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the New Notes may be restricted.

A broker-dealer that purchased Old Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the New Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their New Notes

Risks Related to the New Notes

There is no established trading market for the New Notes, and there is no guarantee that an active trading market for the New Notes will develop. You may not be able to sell the New Notes readily or at all or at or above the price that you paid.

The New Notes constitute a new issue of securities, and there is no established trading market for them. We do not intend to apply for the New Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system.

You may not be able to sell your New Notes at a particular time or at favorable prices. Accordingly, you may be required to bear the financial risk of your investment in the New Notes indefinitely. If a trading market were to develop, the liquidity of the market and future trading prices of the New Notes may be volatile and will depend on many factors, including:

•	the number of holders of the New Notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the Old Notes for the New Notes;

•	the interest of securities dealers in making a market for the New Notes; and

•	the market for similar securities.

The market for corporate debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. The market for the New Notes, if any, may be subject to similar disruptions that could adversely affect their value. In addition, subsequent to their initial issuance to tendering holders of the Old Notes in the exchange offer, the New Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, and other factors.

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The New Notes will be unsecured and, therefore, will be effectively subordinated to any secured debt of DCL. In addition, the New Notes will be guaranteed on an unsecured basis, and therefore, the guarantees will be effectively subordinated to any secured debt of Discovery or Scripps.

The New Notes will not be secured by any of DCL’s assets, and guarantees of the New Notes will not be secured by any of Discovery’s or Scripps’ assets. As a result, the New Notes and the guarantees are effectively subordinated to any secured debt of DCL, Discovery and Scripps, respectively, in each case to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding involving DCL, the holders of any secured debt of DCL may assert rights against DCL’s assets securing such indebtedness in order to receive full payment of their debt before those assets may be used to pay the holders of the New Notes. Similarly, in any liquidation, dissolution, bankruptcy or other similar proceeding involving Discovery or Scripps, the holders of any secured debt of Discovery or Scripps may assert their rights against Discovery’s or Scripps’ assets securing such indebtedness respectively in order to receive full payment of their debt before those assets may be used to make payments to the holders of the New Notes under the applicable guarantee. The terms of the indenture limit DCL’s ability to create, incur, assume or permit to exist any liens to secure any debt of DCL. However, these limitations are subject to numerous exceptions. See “Description of the New Notes—Certain Covenants.” In addition, the terms of the indenture do not limit Discovery’s ability to create, incur, assume or permit to exist liens to secure any of its debt or the debt of its subsidiaries’ other than DCL and its subsidiaries and Scripps and its subsidiaries. As of March 31, 2021, neither DCL nor Discovery had any secured debt outstanding. See “Description of the New Notes —Ranking.”

Discovery has a significant amount of debt and may incur significant amounts of additional debt, which could adversely affect Discovery’s financial health and its ability to react to changes in its business.

As of March 31, 2021, Discovery had approximately $15.5 billion of consolidated debt, including the Notes, of which approximately $351 million was then current. Discovery’s substantial level of indebtedness increases the possibility that it may be unable to generate cash sufficient to pay when due the principal of, interest on, or other amounts associated with its indebtedness. In addition, Discovery had the ability to draw down $2.5 billion of its $2.5 billion revolving credit facility in the ordinary course, which would have the effect of increasing its indebtedness. Discovery is also permitted, subject to certain restrictions under its existing indebtedness, to obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would have the effect of increasing Discovery’s total leverage.

Discovery’s substantial leverage could have significant negative consequences on its financial condition and results of operations, including:

•	impairing its ability to meet one or more of the financial ratio covenants contained in its debt agreements or to generate cash sufficient to pay interest or principal, which could result in an acceleration of some or all of its outstanding debt in the event that an uncured default occurs;

•	increasing Discovery’s vulnerability to general adverse economic and market conditions;

•	limiting Discovery’s ability to obtain additional debt or equity financing;

•	requiring the dedication of a substantial portion of Discovery’s cash flow from operations to service its debt, thereby reducing the amount of cash flow available for other purposes;

•	requiring Discovery to sell debt or equity securities or to sell some of its core assets, possibly on unfavorable terms, to meet payment obligations;

•	limiting Discovery’s flexibility in planning for, or reacting to, changes in its business and the markets in which it competes; and

•	placing Discovery at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.
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DCL and Scripps conduct a substantial amount of their operations, and Discovery conducts all of its operations, through subsidiaries. DCL, Discovery and Scripps may be limited in their ability to access funds from their subsidiaries to service their debt, including the New Notes and guarantees. In addition, the New Notes will not be guaranteed, except in certain circumstances, by any subsidiaries of DCL or any subsidiaries of Discovery other than Scripps and future domestic subsidiaries that guarantee DCL’s obligations under its revolving credit facility.

DCL and Scripps conduct a substantial amount of their operations, and Discovery conducts all of its operations, through subsidiaries. Accordingly, they depend on their subsidiaries’ earnings and advances or loans made by the subsidiaries to them (and potentially dividends or distributions by the subsidiaries to them) to provide funds necessary to meet their obligations, including the payments of principal, premium, if any, and interest on the New Notes. If DCL and Discovery are unable to access the cash flows of their respective subsidiaries, including with respect to Discovery, Scripps and its subsidiaries, they would be unable to meet their debt obligations.

The subsidiaries of DCL and Discovery are separate and distinct legal entities and, except to the extent that they guarantee the New Notes, have no obligation, contingent or otherwise, to pay any amounts due on the New Notes or to make funds available to DCL to do so. In addition, the ability of the subsidiaries of DCL and Discovery to pay dividends or otherwise transfer assets to them is subject to various restrictions under applicable law and limitations under contractual obligations. In the event of a bankruptcy, liquidation or reorganization of any of DCL’s or Discovery’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to DCL or Discovery. In addition, the indenture allows DCL and Discovery to create new subsidiaries and invest in their subsidiaries, none of whose assets you will have any claim against, except to the extent that they guarantee the New Notes. The New Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by all of Discovery’s domestic subsidiaries that guarantee DCL’s obligations under the revolving credit facility. As of the date of issuance of the New Notes, the only Subsidiary Guarantor will be Scripps. There can be no assurance that any other future domestic subsidiary will guarantee the revolving credit facility and, as a result, be required to guarantee the New Notes. In the event that a future domestic subsidiary does guarantee the New Notes as a result of its guaranteeing the revolving credit facility, there also can be no assurance that such guarantee of the revolving credit facility and, as a result, such guarantee of the New Notes, will remain in place. There can be no assurance that Scripps will continue to guarantee the revolving credit facility, and thus continue to be required to guarantee the New Notes.

The New Notes will be effectively subordinated to the existing and future liabilities of DCL’s subsidiaries, the Parent Guarantee will be effectively subordinated to the existing and future liabilities of Discovery’s subsidiaries, including Scripps, and the subsidiary guarantee of Scripps will be effectively subordinated to the existing and future liabilities of Scripps’ subsidiaries.

DCL’s, Discovery’s and Scripps’ equity interests in their respective subsidiaries are subordinated to any debt and other liabilities and commitments of their respective subsidiaries to the extent of the value of the assets of such subsidiaries, whether or not secured. As a result, DCL, Discovery and Scripps may not have direct access to the assets of their respective subsidiaries unless those assets are transferred by dividend or otherwise to them or such subsidiary guarantees the New Notes. DCL’s right to receive assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the New Notes to participate in those assets, will be effectively subordinated to the claims of creditors of DCL’s subsidiaries. Similarly, Discovery’s right to receive assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization will be effectively subordinated to the claims of creditors of Discovery’s subsidiaries, including Scripps and its subsidiaries, and Scripps’ right to receive assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization will be effectively subordinated to the claims of creditors of Scripps’ subsidiaries. As a result, Discovery’s and Scripps’ respective obligations under the guarantee may only be satisfied with the remaining assets of their respective subsidiaries after creditors’ claims against such subsidiaries’ assets have been satisfied. In addition, even if DCL, Discovery or Scripps were creditors of any of their respective subsidiaries, their rights as creditors would be subordinated to any security interest in the assets of their respective subsidiaries, and any debt of their respective subsidiaries secured by those assets would be senior to that held by them. As of March 31, 2021, Discovery’s subsidiaries, other than DCL or Scripps, had no indebtedness outstanding. See “Description of the New Notes—Ranking.”

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The New Notes will not restrict the ability of DCL, Discovery or Scripps to incur additional debt, repurchase their respective securities or to take other actions that could negatively impact their ability to pay their obligations under the New Notes or the guarantees, respectively.

None of DCL, Discovery or Scripps will be restricted under the terms of the New Notes from incurring additional debt or repurchasing its respective securities. In addition, the limited covenants applicable to the New Notes do not require DCL, Discovery or Scripps to achieve or maintain any minimum financial results relating to its respective financial position or results of operations. The ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the New Notes or the guarantees could have the effect of diminishing DCL’s, Discovery’s and Scripps’ ability to make payments on the New Notes or the guarantees, respectively, when due.

We may not be able to repurchase all of the New Notes upon a change of control, which would result in a default under the New Notes.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless we have exercised our right to redeem the New Notes, each holder of New Notes will have the right to require us to repurchase all or any part of such holder’s New Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the New Notes. In addition, our ability to repurchase the New Notes for cash may be limited by law, or by the terms of other agreements relating to our indebtedness outstanding at that time. Our failure to repurchase the New Notes as required under the indenture governing the New Notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the New Notes. See “Description of the New Notes—Change of Control Offer to Repurchase.”

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Among the factors that could cause actual results to differ materially are the risks and uncertainties described under the “Risk Factors” captions of this prospectus and the 2020 Form 10-K, which is incorporated by reference in this prospectus, including the following:

•	changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, subscription video on demand (“SVOD”), internet protocol television, mobile personal devices and personal tablets and their impact on television advertising revenue;

•	continued consolidation of distribution customers and production studios;

•	a failure to secure affiliate agreements or renewal of such agreements on less favorable terms;

•	rapid technological changes;

•	the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•	general economic and business conditions, including the impact of the ongoing COVID-19 pandemic;

•	industry trends, including the timing of, and spending on, feature film, television and television commercial production;

•	spending on domestic and foreign television advertising;

•	disagreements with our distributors or other business partners over contract interpretation;

•	fluctuations in foreign currency exchange rates, political unrest and regulatory changes in international markets;

•	market demand for foreign first-run and existing content libraries;

•	the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	uncertainties inherent in the development of new business lines and business strategies;

•	uncertainties regarding the financial performance of our investments in unconsolidated entities;

•	our ability to complete, integrate, maintain and obtain the anticipated benefits and synergies from our proposed business combinations and acquisitions, including our 2018 acquisition of Scripps, on a timely basis or at all;

•	uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies, and the success of our new discovery+ streaming product;

•	future financial performance, including availability, terms, and deployment of capital;
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•	the ability of suppliers and vendors to deliver products, equipment, software, and services;

•	our ability to achieve the efficiencies, savings and other benefits anticipated from our cost-reduction initiatives;

•	the outcome of any pending or threatened litigation;

•	availability of qualified personnel;

•	the possibility or duration of an industry-wide strike or other job action affecting a major entertainment industry union;

•	changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and data privacy regulations and adverse outcomes from regulatory proceedings;

•	changes in income taxes due to regulatory changes or changes in our corporate structure;

•	changes in the nature of key strategic relationships with partners, distributors and equity method investee partners;

•	competitor responses to our products and services and the products and services of the entities in which we have interests;

•	threatened or actual cyber or terrorist attacks and military action;

•	our level of debt;

•	reduced access to capital markets or significant increases in costs to borrow; and

•	a reduction of advertising revenue associated with unexpected reductions in the number of subscribers.

These risks have the potential to impact the recoverability of the assets recorded on our balance sheets, including goodwill or other intangibles. Additionally, many of these risks are currently amplified by and may, in the future, continue to be amplified by the COVID-19 pandemic.

The forward-looking statements in this prospectus and in the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise, except as required by applicable law. In addition, there can be no assurance that the we have correctly identified and assessed all of the factors affecting us or that the publicly available and other information we receive with respect to these factors is complete or correct.

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THE EXCHANGE OFFER

Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the SEC a registration statement on an appropriate form under the Securities Act with respect to a proposed offer to the holders of the Old Notes to issue and deliver to such holders of Old Notes, in exchange for their Old Notes, a like aggregate principal amount of New Notes that are identical in all material respects to the Old Notes, except for provisions relating to registration rights and the transfer restrictions relating to the Old Notes, and except for certain related differences described below. See “Exchange Offer; Registration Rights.”

General

On September 21, 2020, DCL consummated five separate private offers to exchange Old Notes, pursuant to exemptions from the registration requirements of the Securities Act (collectively, the “private exchange”), for (i) DCL 5.000% Senior Notes due 2037, (ii) DCL 6.350% Senior Notes due 2040, (iii) DCL 4.950% Senior Notes due 2042, (iv) DCL 4.875% Senior Notes due 2043 and (v) DCL 5.200% due 2047. DCL issued $1,732,036,000 aggregate principal amount of Old Notes in the private exchange.

In connection with the private exchange, DCL, Discovery and Scripps entered into the Registration Rights Agreement, with Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as dealer managers for the private exchange. Pursuant to the Registration Rights Agreement, DCL has agreed (1) to use its commercially reasonable efforts to consummate an exchange offer to exchange the Old Notes for registered notes containing terms substantially similar in all material respects to the Old Notes (except that the new exchange notes will not be subject to transfer restrictions or any increase in annual interest rate) and evidencing the same indebtedness as the Old Notes and (2) if Discovery determines that a registered exchange offer is not available or other specified circumstances occur, to have a shelf registration statement declared effective with respect to resales of the Old Notes. If DCL fails to satisfy the foregoing obligations under the Registration Rights Agreement within 365 days of the issue date of the Old Notes, we will be required to pay additional interest to the holders of the Old Notes under certain circumstances.

Terms of the Exchange Offer; Period for Tendering Old Notes

This prospectus and the accompanying letter of transmittal (the “letter of transmittal”) contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange Old Notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

When you tender Old Notes as provided below, our acceptance of the Old Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal. In tendering Old Notes, you should also note the following important information:

•	You may only tender Old Notes in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

•	We will keep the exchange offer open for not less than 20 business days, or shorter or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to holders of the Old Notes. We are sending this prospectus, together with the letter of transmittal, on , 2021 to all of the registered holders of Old Notes at their addresses listed in the security registrar’s security register with respect to the Old Notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2021 provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open.

•	The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

•	Our obligation to accept Old Notes for exchange in the exchange offer is subject to the conditions described under “—Conditions to the Exchange Offer.”

•	We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any Old Notes, by giving oral (promptly followed in writing) or written notice of an extension to the Exchange Agent and notice of that extension to the holders of Notes as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised as described under “—Withdrawal Rights.” Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder of Notes promptly after the expiration or termination of the exchange offer.
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•	We expressly reserve the right to amend or terminate the exchange offer, and to not accept for exchange any Old Notes that we have not yet accepted for exchange, at any time prior to the expiration date. If we make a material change to the terms of the exchange offer, including the waiver of a material condition, we will, to the extent required by law, disseminate additional offer materials and extend the period of time during which the exchange offer is open so that at least five business days remain in the exchange offer following notice of a material change.

•	We will give oral (promptly followed in writing) or written notice of any extension, amendment, termination or non-acceptance described above to holders of the Old Notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency. Such announcement may state that we are extending the exchange offer for a specified period of time.

•	Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•	Old Notes which are not tendered for exchange, or are tendered but not accepted, in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC there under.

•	By executing, or otherwise becoming bound by, the letter of transmittal, you will be making to us the representations described under “—Resale of the New Notes.”

Important Rules Concerning the Exchange Offer

You should note the following important rules concerning the exchange offer:

•	All questions as to the validity, form, eligibility, time of receipt and acceptance of Old Notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

•	We reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes if such acceptance might, in our judgment or the judgment of our counsel, be unlawful.

•	We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of Old Notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

•	Our interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the expiration date shall be final and binding on all parties. Neither we, the exchange agent nor any other person shall be under any duty to notify you of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failing to so notify you.
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Procedures for Tendering Old Notes

What to Submit and How

If you, as a holder of any Old Notes, wish to tender your Old Notes for exchange in the exchange offer, you must, except as described under “—Guaranteed Delivery Procedures,” transmit the following on or prior to the expiration date to the exchange agent:

(1)	if Old Notes are tendered in accordance with the book-entry procedures described under “—Book-Entry Transfer,” an agent’s message, as defined below, transmitted through DTC’s ATOP, or

(2)	a properly completed and duly executed letter of transmittal, or a facsimile copy thereof, to the exchange agent at the address set forth below under “—Exchange Agent,” including all other documents required by the letter of transmittal.

In addition,

(1)	a timely confirmation of a book-entry transfer of Old Notes into the exchange agent’s account at DTC using the procedure for book-entry transfer described under “—Book-Entry Transfer” (a “book-entry confirmation”), along with an agent’s message, must be actually received by the exchange agent prior to the expiration date, or

(2)	you must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted through ATOP by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that such holder has received and further agrees to be bound by the notice of guaranteed delivery, and that we may enforce the letter of transmittal, and the notice of guaranteed delivery, as the case may be, against such holder.

The method of delivery of Old Notes, letters of transmittal, notices of guaranteed delivery and all other required documentation, including delivery of Old Notes through DTC and transmission of agent’s messages through DTC’s ATOP, is at your election and risk. Delivery will be deemed made only when all required documentation is actually received by the exchange agent. Delivery of documents or instructions to DTC does not constitute delivery to the exchange agent. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent. Holders tendering Old Notes or transmitting agent’s messages through DTC’s ATOP must allow sufficient time for completion of ATOP procedures during DTC’s normal business hours. No Old Notes, agent’s messages, letters of transmittal, notices of guaranteed delivery or any other required documentation should be sent to us.

How to Sign Your Letter of Transmittal and Other Documents

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes being surrendered for exchange are tendered:

(1)	by a registered holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

(2)	for the account of an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act, or a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of a medallion program recognized by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchanges Medallion Program (“SEMP”) and the New York Stock Exchange Medallion Signature Program (“MSP”) (each, an “eligible institution”).

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by an eligible institution.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes and with the signatures guaranteed.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of such person’s authority to so act must be submitted.

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Acceptance of Old Notes for Exchange; Delivery of New Notes

Once all of the conditions to the exchange offer are satisfied or waived, we will accept all Old Notes properly tendered and not properly withdrawn, and will issue the New Notes, promptly after the expiration date. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, our giving of oral (promptly followed in writing) or written notice of acceptance to the exchange agent will be considered our acceptance of the tendered Old Notes.

In all cases, we will issue New Notes in exchange for Old Notes that are accepted for exchange only after timely receipt by the exchange agent of:

•	a book-entry confirmation or Old Notes in proper form for transfer,

•	a properly transmitted agent’s message or a properly completed and duly executed letter of transmittal, and

•	all other required documentation.

If we do not accept any tendered Old Notes for any reason included in the terms and conditions of the exchange offer, we will return any unaccepted, non-exchanged or properly withdrawn Old Notes, as the case may be, without expense to the tendering holder. In the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC using the book-entry transfer procedures described below, unaccepted, non-exchanged or properly withdrawn Old Notes will be credited to an account maintained with DTC. We will have the Old Notes credited to the DTC account, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems, including Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, S.A. (“Clearstream”) may make book-entry delivery of Old Notes by causing DTC to transfer Old Notes into the exchange agent’s account at DTC in accordance with DTC’s ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of book-entry transfer of Old Notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and all other documents required by the letter of transmittal. Only participants in DTC may deliver Old Notes by book-entry transfer.

Although delivery of Old Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal, or a facsimile copy thereof, properly completed and duly executed, with any required signature guarantees, or an agent’s message, with all other required documentation, must in any case be transmitted to and received by the exchange agent at its address listed under “—Exchange Agent” on or prior to the expiration date, or you must comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.”

If your Old Notes are held through DTC, you must complete the accompanying form called “Instructions to Registered Holder and/or Book-Entry Participant,” which will instruct the DTC participant through whom you hold your Old Notes of your intention to tender your Old Notes or not tender your Old Notes. Please note that delivery of documents or instructions to DTC does not constitute delivery to the exchange agent and we will not be able to accept your tender of Old Notes until the exchange agent actually receives from DTC the information and documentation described under “—Acceptance of Old Notes for Exchange; Delivery of New Notes.”

Guaranteed Delivery Procedures

If you are a registered holder of Old Notes and you want to tender your Old Notes but the procedure for book-entry transfer cannot be completed prior to the expiration date, your Old Notes are not immediately available or time will not permit your Old Notes to reach the exchange agent before the expiration date, a tender may be effected if:

•	the tender is made through an eligible institution, as defined above,

•	prior to the expiration date, the exchange agent receives from such eligible institution, by facsimile transmission, mail or hand delivery, a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, or an agent’s message with respect to guaranteed delivery in lieu thereof, in either case stating:
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•	the name and address of the holder of Old Notes,

•	the amount of Old Notes tendered,

•	that the tender is being made by delivering such notice and guaranteeing that, within three Nasdaq trading days after the expiration date, a book-entry confirmation together with either an appropriate agent’s message or a properly completed and duly executed letter of transmittal in lieu thereof, and all other required documentation, will be deposited by that eligible institution with the exchange agent, and

•	a book-entry confirmation together with either an appropriate agent’s message or a properly completed and duly executed letter of transmittal in lieu thereof, and all other required documentation, are received by the exchange agent within three Nasdaq trading days after the expiration date.

Withdrawal Rights

You can withdraw your tender of Old Notes at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be actually received by the exchange agent prior to such time, properly transmitted either through DTC’s ATOP or to the exchange agent at the address listed below under “—Exchange Agent.” Any notice of withdrawal must:

•	specify the name of the person having tendered the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn;

•	specify the principal amount of the Old Notes to be withdrawn;

•	contain a statement that the tendering holder is withdrawing its election to have such Notes exchanged for New Notes;

•	except in the case of a notice of withdrawal transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the security registrar with respect to the Old Notes register the transfer of the Old Notes in the name of the person withdrawing the tender; and

•	specify the name and number of the account at DTC from which the Old Notes were tendered and the name and number of the account at DTC to be credited with the withdrawn Old Notes, and otherwise comply with the procedures of DTC.

Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any Old Notes so withdrawn will be considered not to have been properly tendered for exchange for purposes of the exchange offer. New Notes will not be issued in exchange for such withdrawn Old Notes unless the Old Notes so withdrawn are properly re-tendered.

If you have properly withdrawn Old Notes and wish to re-tender them, you may do so by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if we determine in our reasonable judgment at any time before the expiration date that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC.

The foregoing conditions are for our sole benefit and may be waived by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. The rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time.

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In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at any time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of any of the foregoing events.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal, notices of guaranteed delivery, notices of withdrawal and any other required documentation should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

Deliver To:
By mail, hand delivery or overnight courier:	By facsimile:	For information call:
U.S. Bank National Association Global Corporate Trust Services Attn: Specialized Finance 111 Fillmore Ave. E St. Paul, MN 55107	(651) 466-7367 Attn: Specialized Finance	(800) 934-6802

Delivery to an address other than the address of the exchange agent as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made by mail; however, additional solicitation may be made by telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be approximately $500,000.

Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Resale of the New Notes

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the New Notes would in general be freely transferable by holders thereof (other than affiliates of us) after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of Old Notes participating in the exchange offer, as set forth below). The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter, which was made available by the SEC on June 5, 1991, the K-111 Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993. Neither DCL nor any guarantor, nor any of their affiliates, have entered into any arrangement or understanding with any person to distribute the securities to be received in the exchange offer and, to the best of our information and belief, each person participating in the exchange offer is (i) neither an “affiliate” of any of DCL or any guarantor within the meaning of Rule 405 under the Securities Act, nor a broker-dealer acquiring the securities in exchange for securities acquired directly from DCL or any guarantor for its own account, (ii) acquiring the securities in its ordinary course of business, and (iii) is not engaged in, and does not intend to engage in, the distribution of the securities to be received in the exchange offer and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the exchange offer.

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However, any purchaser of Old Notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the New Notes:

•	will not be able to rely on such SEC interpretation;

•	will not be able to tender its Old Notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Old Notes unless such sale or transfer is made pursuant to an exemption from those requirements.

We acknowledge that such secondary resale transactions should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K promulgated under the Securities Act.

By executing, or otherwise becoming bound by, the letter of transmittal, each holder of the Old Notes will represent that:

•	any New Notes to be received by such holder will be acquired in the ordinary course of its business;

•	it has no arrangements or understandings with any person to participate in the distribution of the New Notes within the meaning of the Securities Act; and

•	it is not an “affiliate” of us or, if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the New Notes as it has made in previous no-action letters.

 In addition, in connection with any resales of those Old Notes, each exchanging dealer, as defined below, receiving New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such exchanging dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. See “Plan of Distribution.”

The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that exchanging dealers may fulfill their prospectus delivery requirements with respect to the New Notes, other than a resale of an unsold allotment from the original sale of the Old Notes, by delivery of the prospectus contained in the exchange offer registration statement.

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USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement we entered into in connection with the private exchange of the Old Notes. We will not receive any cash proceeds from the issuance of the New Notes under the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Old Notes in like principal amounts, the terms of which are identical in all material respects to the New Notes, subject to limited exceptions. Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness.

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DESCRIPTION OF THE NEW NOTES

The Old Notes were issued on September 21, 2020 in private exchange offers exempt from the registration requirements of the Securities Act.

In the exchange offer, we will issue up to $1,732,036,000 aggregate principal amount of New Notes. The New Notes will be issued under the senior indenture, dated as of August 19, 2009 (the “base indenture”), among DCL, Discovery, and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by the supplemental indenture under which the Old Notes were also issued on September 21, 2020 (the “nineteenth supplemental indenture”). The base indenture, together with the nineteenth supplemental indenture is referred to as the “indenture.”

The New Notes will be treated as a single class with the Old Notes that remain outstanding after the completion of the exchange offer. In determining whether holders of the requisite percentage of aggregate principal amount of debt securities of a series have given any notice, consent or waiver or taken any other action permitted under the indenture, any Old Notes that remain outstanding after the exchange offer will be aggregated with the New Notes, and the holders of these Old Notes and New Notes will vote together as a single class for all such purposes. Accordingly, all references in this “Description of the New Notes” to specified percentages in aggregate principal amount of outstanding notes mean, at any time after the exchange offer for the Old Notes is consummated, such percentage in aggregate principal amount of Old Notes and the New Notes then outstanding.

The following is a summary of the material provisions of the indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture in its entirety. Copies of the indenture are available as described under “Where You Can Find More Information” and “Incorporation by Reference.”

In this “Description of the New Notes,” “we,” “our,” “us,” and “DCL” refer to Discovery Communications, LLC, the “Parent Guarantor” refers to Discovery, Inc. and “Scripps” refers to Scripps Networks Interactive, Inc. Such terms do not, unless the context otherwise indicates, include the subsidiaries of such entities. Capitalized and other terms not otherwise defined in this prospectus have the meanings given to them in the indenture.

General

The specific terms of the New Notes are set forth below:

•	Interest rate: Interest on the New Notes will be payable in cash and will accrue at a rate of 4.000% per annum.

•	Interest payment date: Interest on the New Notes will be paid semi-annually on March 15 and September 15 of each year.

•	Regular record dates for interest: The regular record dates for interest on the New Notes will be March 1 and September 1 of each year.

•	Stated maturity date: September 15, 2055

Ranking

The New Notes will be DCL’s unsecured senior obligations and will rank equally in right of payment with DCL’s existing and future unsecured and unsubordinated indebtedness. The New Notes will be effectively subordinated to DCL’s secured indebtedness (if any) to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of DCL’s subsidiaries to the extent such subsidiaries do not guarantee the New Notes. The New Notes will be senior in right of payment to all future subordinated indebtedness of DCL.

As of March 31, 2021:

•	DCL had approximately $15.4 billion in aggregate principal amount of indebtedness outstanding, including the Old Notes, that will rank equally in right of payment with the New Notes;

•	DCL had no secured indebtedness outstanding; and

•	DCL’s subsidiaries had no indebtedness outstanding.
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Guarantees

Guarantee by the Parent Guarantor

All payments on the New Notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Parent Guarantor.

The guarantee by the Parent Guarantor of the New Notes will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Parent Guarantor. The guarantee will be effectively subordinated to the Parent Guarantor’s secured indebtedness (if any) to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of the Parent Guarantor’s subsidiaries to the extent such subsidiaries do not guarantee the New Notes.

As of March 31, 2021, the Parent Guarantor’s outstanding indebtedness consisted of its guarantees of approximately $15.4 billion aggregate principal amount of DCL’s senior debt securities, including the Old Notes.

Guarantee by Subsidiaries of the Parent Guarantor

The indenture provides that the Parent Guarantor will cause each wholly owned Domestic Subsidiary that guarantees payment of any debt of DCL or the Parent Guarantor under DCL’s Revolving Credit Facility, to execute and deliver to the trustee within 30 days a supplemental indenture, in form and substance required by the indenture or other instrument pursuant to which such wholly owned Domestic Subsidiary will guarantee payment of the New Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the applicable supplemental indenture. Subsidiary guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the New Notes. Scripps is a Subsidiary Guarantor under the indenture.

As of March 31, 2021, Scripps’ outstanding indebtedness consisted of $32.0 million aggregate principal amount of senior notes issued by Scripps prior to the acquisition of Scripps by Discovery and its guarantees of approximately $15.4 billion aggregate principal amount of DCL’s outstanding senior debt securities, including the Old Notes.

“Domestic Subsidiary” means any Guarantor Subsidiary that is organized under the laws of any political subdivision of the United States that is not a Foreign Subsidiary.

“Foreign Subsidiary” means any Guarantor Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Guarantor Subsidiary that is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco” means any Guarantor Subsidiary designated as a Foreign Subsidiary Holdco by DCL, so long as such Subsidiary has no material assets other than securities, indebtedness or receivables of one or more Foreign Subsidiaries (or Guarantor Subsidiaries thereof), intellectual property relating solely to such Foreign Subsidiaries (or Guarantor Subsidiaries thereof) and/or other assets (including cash and cash equivalents) relating to an ownership interest in any such securities, indebtedness, intellectual property or Guarantor Subsidiaries.

“Guarantor Subsidiary” means a corporation or other business entity of which equity interests having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Parent Guarantor or by one of more subsidiaries of the Parent Guarantor, or by the Parent Guarantor and one or more subsidiaries of the Parent Guarantor.

“Revolving Credit Facility” means the revolving credit facility created pursuant to the Amended and Restated Credit Agreement, dated as of February 4, 2016, among DCL, the Parent Guarantor, certain subsidiaries of DCL, the lenders from time to time parties thereto and Bank of America, N.A. as administrative agent, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 11, 2017 and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 30, 2020, and as further amended, restated, supplemented, replaced, waived or otherwise modified from time to time.

“Subsidiary Guarantor” means any Guarantor Subsidiary that enters into a subsidiary guarantee, in each case, unless and until such Guarantor Subsidiary is released from such subsidiary guarantee in accordance with the terms of the indenture.

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All payments on the New Notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by each Subsidiary Guarantor.

The guarantee by each Subsidiary Guarantor of the New Notes will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of such Subsidiary Guarantor. The guarantee will be effectively subordinated to the applicable Subsidiary Guarantor’s secured indebtedness (if any) to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of the Subsidiary Guarantor’s subsidiaries to the extent such subsidiaries do not guarantee the New Notes.

The indenture provides that the obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its subsidiary guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under the subsidiary guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Each such subsidiary guarantee will be a continuing guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding senior notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other subsidiary guaranteed obligations of the relevant Subsidiary Guarantor then due and owing, unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the trustee, the holders and their permitted successors, transferees and assigns.

Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its subsidiary guarantee, and such subsidiary guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein, or any other transaction, in accordance with the terms of the indenture, (ii) at any time that such Subsidiary Guarantor is (or, substantially concurrently with the release of the subsidiary guarantee of such Subsidiary Guarantor or if as a result of the release of the subsidiary guarantee of such Subsidiary Guarantor, will be) released from all of its obligations under its guarantee of payment by DCL of any debt of DCL or the Parent Guarantor under its Revolving Credit Facility (it being understood that a release subject to contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such subsidiary guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a subsidiary guarantee pursuant to this provision), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into DCL or the Parent Guarantor or another Subsidiary Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to DCL or the Parent Guarantor or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor ceasing to constitute a Domestic Subsidiary of the Parent Guarantor, (v) upon legal or covenant defeasance of DCL’s obligations, or satisfaction and discharge of the New Notes, or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all of the New Notes then outstanding and all other subsidiary guaranteed obligations then due and owing. Upon any such occurrence specified in this paragraph, the trustee shall execute any documents reasonably requested by DCL in order to evidence such release, discharge and termination in respect of such subsidiary guarantee.

Further Issues

We may from time to time, without notice to, or the consent of, the registered holders of the New Notes, create and issue additional notes ranking equally and ratably with the New Notes offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional notes), so that such additional notes will be consolidated and form a single series with the Notes and will have the same terms as to status, redemption or otherwise as the New Notes offered hereby, provided that if such additional notes are not fungible with the New Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

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Optional Redemption

Prior to the New Notes Par Call Date, the New Notes will be redeemable in whole or in part, at the option of DCL at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the New Notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes (not including any portion of such payments of interest accrued as of the date of redemption) assuming that the New Notes matured on the New Notes Par Call Date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 40 basis points, plus in each case accrued and unpaid interest on the principal amount being redeemed to but excluding the date of redemption.

On and after the New Notes Par Call Date, New Notes will be redeemable at DCL’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest on the principal being redeemed to but excluding the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the New Notes (assuming that the New Notes matured on the New Notes Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“New Notes Par Call Date” means March 15, 2055 (six months prior to maturity).

“Quotation Agent” means the Reference Treasury Dealer appointed by DCL.

“Reference Treasury Dealer” means (i) Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, their respective affiliates and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), DCL will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by DCL.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

On and after the New Notes Par Call Date, the New Notes will be redeemable at DCL’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued interest on the principal amount being redeemed to the date of redemption.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such conditions precedent. Unless DCL defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption, subject to the satisfaction or waiver of any conditions precedent specified in the related notice of redemption.

If less than all of the Notes are to be redeemed, the Notes shall be selected by the trustee by such method the trustee deems to be fair and appropriate in accordance with applicable depositary procedures.

Change of Control Offer to Repurchase

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the Notes in full, as described under “—Optional Redemption,” holders of Notes will have the right to require us to repurchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

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Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to holders of Notes not redeemed, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes not redeemed electing to have their Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Parent Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Parent Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole, to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

For purposes of the Change of Control Offer discussion above, the following definitions are applicable: “Below Investment Grade Rating Event” means that the Notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by the Parent Guarantor or DCL of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Parent Guarantor or DCL of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its subsidiaries;

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Significant Shareholder or any combination of Significant Shareholders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent Guarantor or DCL, measured by voting power rather than number of shares;

(3)	the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Parent Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the outstanding Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares;

(4)	the first day on which the majority of the members of the board of directors of the Parent Guarantor cease to be Continuing Directors; or

(5)	the adoption of a plan relating to the liquidation, dissolution or winding up of the Parent Guarantor.
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“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors (or equivalent body) of the Parent Guarantor who:

(1)	was a member of such board of directors on the date of the issuance of the Old Notes; or

(2)	was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

“DCL” means Discovery Communications, LLC and any successor thereto permitted under the indenture.

“Fitch” means Fitch Ratings Ltd., and its successors.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Parent Guarantor” means Discovery, Inc. and any successor thereto permitted under the indenture.

“Rating Agency” means (1) each of S&P, Moody’s and Fitch; and (2) if any of S&P, Moody’s or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of DCL’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of the board of directors of the Parent Guarantor and reasonably acceptable to the trustee) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Significant Shareholder” means each of (a) Advance/Newhouse Programming Partnership, (b) the Parent Guarantor or any of its subsidiaries and (c) any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) if 50% or more of the Voting Stock of such person is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by Advance/Newhouse Programming Partnership or the Parent Guarantor or one of its subsidiaries or any combination thereof.

“Voting Stock” of any specified person as of any date means any and all shares or equity interests (however designated) of such person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person, as applicable.

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Certain Covenants

The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the Notes protection in the event of a sudden and significant decline in the credit quality of the Parent Guarantor or DCL or a takeover, recapitalization or highly leveraged or similar transaction involving the Parent Guarantor or DCL.

Limitation on Liens

DCL will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any property or asset, to secure any debt of DCL, any subsidiary or any other person, or permit any subsidiary to do so, without securing the Notes equally and ratably with such debt for so long as such debt will be so secured, subject to certain exceptions. The exceptions include:

•	liens existing on the date of the supplemental indenture related to the Notes;

•	liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person or liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such liens were not created in connection with such person becoming a subsidiary or such assets being acquired;

•	liens on assets created at the time of or within 12 months after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•	liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding);

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens in favor of only the Parent Guarantor, DCL or one or more subsidiaries of the Parent Guarantor granted by DCL or a subsidiary to secure any obligations owed to the Parent Guarantor, DCL or a subsidiary of the Parent Guarantor;

•	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’, landlords’ and similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

•	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by the Employment Retirement Income Security Act of 1974, as amended from time to time;

•	deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•	liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, DCL or the books of their subsidiaries, as the case may be, in conformity with GAAP;
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•	liens for taxes not yet due and payable, or being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, DCL or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•	easements, rights of way, restrictions and similar liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the Parent Guarantor, DCL or of such subsidiary;

•	liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•	liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Parent Guarantor or any of its subsidiaries from fluctuations in interest rates or currencies;

•	liens in the nature of voting, equity transfer, redemptive rights or similar terms under any such agreement or other term customarily found in such agreements, in each case, encumbering DCL’s or such subsidiary’s equity interests or other investments in such subsidiary or other person;

•	liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution arrangements; or

•	liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions described under “—Limitation on Sale and Leasebacks” below, do not at any time exceed 10% of the Parent Guarantor’s total consolidated assets.

Though Scripps and its subsidiaries are subsidiaries of the Parent Guarantor but not subsidiaries of DCL, Scripps and its subsidiaries are treated as if they were subsidiaries of DCL for all purposes under the indenture, including for purposes of the provisions described above in “—Limitation on Liens” and the provisions described below in “— Limitation on Sale and Leasebacks.” In addition, if any Subsidiary Guarantor is a subsidiary of the Parent Guarantor but not a subsidiary of DCL, then, unless and until such Subsidiary Guarantor is released from such subsidiary guarantee of the Notes, such Subsidiary Guarantor and its subsidiaries shall be treated as if they were subsidiaries of DCL for all purposes under the indenture, including for purposes of the provisions described above in “—Limitation on Liens” and the provisions described below in “—Limitation on Sale and Leasebacks.”

Limitation on Sale and Leasebacks

DCL will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which DCL or any subsidiary leases any property that has been or is to be sold or transferred by DCL or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if DCL or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding senior notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only DCL and a subsidiary of DCL or only between subsidiaries of DCL; and

•	leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.
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Consolidation, Merger and Sale of Assets

Neither DCL nor the Parent Guarantor may consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•	(1) DCL or the Parent Guarantor is the surviving entity, as applicable, or (2) the successor entity, if other than DCL or the Parent Guarantor is a U.S. corporation, partnership, limited liability company or trust and assumes by supplemental indenture all of DCL’s or the Parent Guarantor’s obligations, as applicable, under the Notes or the guarantee, respectively, and the indenture;

•	immediately after giving effect to the transaction, no Event of Default (as defined below), and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

•	as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of DCL or the Parent Guarantor or any of its subsidiaries would become subject to any lien that would not be permitted by the lien restriction described above without equally and ratably securing the Notes.

DCL or the Parent Guarantor or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the Notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, we must deliver to the trustee an officers’ certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity to DCL or the Parent Guarantor, the successor entity will succeed to, and be substituted for, DCL or the Parent Guarantor, respectively, under the indenture and DCL or the Parent Guarantor, respectively, will be released from its obligations under the Notes or the guarantee, as applicable, and the indenture.

Future Subsidiary Guarantors

The Parent Guarantor will cause each wholly owned Domestic Subsidiary that guarantees payment of any debt of DCL or the Parent Guarantor under DCL’s Revolving Credit Facility, to execute and deliver to the trustee within 30 days a supplemental indenture or other instrument pursuant to which such wholl-owned Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the indenture. See “—Guarantee—Guarantee by Subsidiaries of the Parent Guarantor” above.

Events of Default

Any one of the following is an “Event of Default” with respect to the Notes:

•	if DCL defaults in the payment of interest, and such default continues for 30 days;

•	if DCL defaults in the payment of the principal or any premium when due by declaration, when called for redemption or otherwise;

•	if either the Parent Guarantor or DCL fails to perform or breaches any covenant or warranty in the Notes or in the indenture and applicable to the Notes or guarantee continuing for 90 days after notice to DCL by the trustee or by holders of at least 25% in principal amount of the outstanding Notes;

•	if certain events of bankruptcy or insolvency occur with respect to DCL or the Parent Guarantor (the “bankruptcy or insolvency provision”);

•	the guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or the Parent Guarantor or any Subsidiary Guarantor, as applicable, denies or disaffirms its obligations under the indenture or the applicable guarantee; and

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor, DCL or any of their subsidiaries (or the payment of which is guaranteed by the Parent Guarantor, DCL or any of their subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this prospectus, if that default:

o	is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”); or

o	results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”), and (i) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $100 million or more and (ii) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of all of the outstanding Notes.
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If an Event of Default (other than the bankruptcy or insolvency provision) with respect to the Notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding Notes may declare the principal of all the Notes to be due and payable. When such declaration is made, such principal will be immediately due and payable. The holders of a majority in principal amount of the Notes may rescind such declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). If a bankruptcy or insolvency event occurs, the principal of and accrued and unpaid interest on the Notes will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the Notes.

Holders of the Notes may not enforce the indenture or the Notes, except as provided in the indenture. The trustee may require indemnity satisfactory to it before it enforces the indenture or the Notes. Subject to certain limitations, the holders of more than 50% in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. The trustee may withhold from holders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interests.

Amendment and Waiver

DCL and the trustee may amend or supplement the indenture or the Notes without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the Notes;

•	to evidence the succession of another corporation to DCL, and the assumption by such successor corporation of DCL’s covenants, agreements and obligations under the indenture;

•	to add to DCL’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the Notes to the description set forth in this prospectus;

•	to provide for or add guarantors with respect to the Notes;

•	to establish the form or forms or terms of Notes as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of Notes;

•	to make any change to the Notes so long as no Notes are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.
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Other amendments and modifications of the indenture or the Notes may be made, and DCL’s compliance with any provision of the base indenture with respect to the Notes may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding the Notes; provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of the Notes;

•	reduces the principal amount of, or premium, if any, on the Notes;

•	reduces the rate or extends the time of payment of interest on the Notes;

•	reduces the amount payable upon the redemption of the Notes;

•	changes the currency of payment of principal of, or premium, if any, or interest on, the Notes;

•	reduces the principal amount of original issue discount Notes payable upon acceleration of maturity or the amount provable in bankruptcy;

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of the Notes on or after the due date therefor;

•	reduces the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the indenture;

•	waives a default in the payment of principal of or interest on the Notes;

•	modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each Note affected by the modification; or

•	reduces the amount of the Notes whose holders must consent to a supplemental indenture. It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof.

After an amendment, supplement or waiver under this section of the indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Defeasance and Covenant Defeasance

The indenture provides that DCL (a) may be discharged from its obligations in respect of the Notes (“defeasance and discharge”), or (b) may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “—Consolidation, Merger and Sale of Assets,” when DCL has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the Notes or (ii) such amount of direct obligations of, or obligations guaranteed by, the government which issued the currency in which the Notes are denominated, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the Notes. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, DCL’s delivery of an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. In the case of defeasance and discharge only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

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Governing Law

The indenture is, and the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of Notes, unless such holder shall have offered to the trustee reasonable security and indemnity against any loss, liability or expense.

The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of the Parent Guarantor, DCL or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

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BOOK-ENTRY, FORM AND DELIVERY

The New Notes will be issued as fully-registered global senior notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global senior notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global senior notes through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global senior notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositories”), which U.S. Depositories will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Beneficial interests in the global senior notes will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global senior notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The New Notes represented by a global senior note can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global senior note and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we in our sole discretion determine that that global senior note will be exchangeable for definitive securities in registered form and notify the trustee of our decision.

A global New Note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global New Note as directed by DTC.

We will make principal and interest payments on all New Notes represented by a global senior note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the New Notes represented by a global senior note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global senior note;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global senior note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global senior note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global senior note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

Same Day Settlement and Payment

All payments of principal and interest on the New Notes will be made by Discovery in immediately available funds. The New Notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the New Notes will therefore be required by DTC to settle in immediately available funds.

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EXCHANGE OFFER; REGISTRATION RIGHTS

The following summary describes the material terms and provisions of the Registration Rights Agreement. This description is qualified in its entirety by reference to the terms and conditions of the Registration Rights Agreement. We urge you to read the Registration Rights Agreement in its entirety because it, not the following summary, will define your rights as a holder of Notes under that agreement. A copy of the Registration Rights Agreement was filed with the SEC and may also be obtained upon request at the address set forth under “Where You Can Find More Information.”

In connection with the issuance of the Old Notes, we entered into the Registration Rights Agreement pursuant to which we agreed, for the benefit of the holders of Old Notes, to use our commercially reasonable efforts to (1) cause to be filed with the SEC an exchange offer registration statement on an appropriate registration form with respect to an offer to exchange the Old Notes for New Notes having substantially identical terms as the Old Notes and evidencing the same indebtedness as the Old Notes (except that the New Notes will be registered under the Securities Act and will not be subject to restrictions on transfer or contain provisions relating to additional interest, will bear different CUSIP numbers than the Old Notes, will not entitle their holders to registration rights and will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Old Notes, as discussed below) and (2) cause such registration statement to be declared effective under the Securities Act.

When the SEC declares the registration statement effective, we will offer the New Notes in return for the Old Notes. The exchange offer will remain open for at least 20 business days (or shorter or longer if required by applicable law) after the date DCL mails notice of the exchange offer to the holders of Old Notes. For each Old Note surrendered to DCL under the exchange offer, the holder will receive a New Note of equal principal amount. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor.

Each holder of Old Notes that participates in the exchange offer will be required to represent:

•	that any New Notes to be received by it will be acquired in the ordinary course of its business;

•	that, it does not engage in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•	that it is not an “affiliate” of DCL, the Guarantor or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act; and

•	if it is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, that the Old Notes were acquired as a result of market-making or other trading activities and that it will deliver a prospectus (or, to the extent permitted by law, make a prospectus available) in connection with any resale of the New Notes. In this case, DCL agrees to maintain the effectiveness of the exchange offer registration statement until the earlier of (i) 120 days from the date the registration statement becomes effective and (ii) the on which no broker-dealer is required to deliver a prospectus in connection with market-making or other trading activities.

DCL will use its commercially reasonable efforts to complete the exchange offer promptly after the registration statement becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, the New Notes will generally be freely transferable after the exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the New Notes.

Old Notes not tendered in the exchange offer will bear interest at a rate of 4.000% per annum and be subject to all the terms and conditions specified in the indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to additional interest) after the consummation of the exchange offer.

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In the event that we determine that a registered exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC, or, if for any reason, an exchange offer is not completed within 365 days after the Old Notes issuance date, or any holder shall so request following the consummation of the registered exchange offer with respect to any Old Notes held by it that were not eligible for exchange, we and the Parent Guarantor and any Subsidiary Guarantor will use our commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Old Notes, other than Old Notes held by our affiliates and to keep that shelf registration statement effective until the earliest of (A) the time when any such Old Notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations by non-affiliates of ours under clause (d) of Rule 144, (B) the date on which all such Old Notes are disposed of in accordance with the shelf registration statement and (C) one year after its original effective date. We, the Parent Guarantor and the Subsidiary Guarantor will, in the event of such a shelf registration, provide to each holder of Old Notes copies of a prospectus, notify each holder of Old Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Old Notes. A holder that sells Notes under the shelf registration statement generally will be required to make certain representations to us (as described above), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification obligations). Holders of Old Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their Old Notes for New Notes in the exchange offer.

A “registration default” will occur if the exchange offer is not for any reason completed within 365 days after the Old Notes issuance date (or, if required, the applicable shelf registration statement is not declared effective by the SEC on or prior to the date that is 365 days after the Old Notes issuance date), or if any registration statement required by the Registration Rights Agreement has been declared effective and thereafter either ceases to be effective or the related prospectus ceases to be usable at any time during the required effectiveness period (subject to certain exceptions), and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. In that case, the annual interest rate borne by the Old Notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 0.50% per annum) until the exchange offer is completed, the shelf registration statement is declared effective or such registration statement and related prospectus become effective or usable again.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Old Notes is payable.

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PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of New Notes received in exchange for Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that the registration statement will remain effective for a period ending on the earlier of (i) 120 days from the date on which the registration statement is declared effective and (ii) the date on which no broker-dealer is required to deliver a prospectus in connection with market-making or other trading activities.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time, in one or more transactions, through the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or, alternatively, to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes, which may be this prospectus. Any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. In addition, the letter of transmittal states that if the exchange offeree is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, where such Old Notes were not acquired as a result of market-making activities or other trading activities, such broker-dealer will not be able to participate in the exchange offer.

For a period ending on the earlier of (i) 90 days from the date on which the registration statement is declared effective and (ii) the date on which no broker-dealer is required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (other than the expenses of counsel for the holders of the Old Notes), other than brokerage commissions and applicable transfer taxes, and will indemnify certain holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such New Notes, other than any such holder that is a broker-dealer or an “affiliate” of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the New Notes are acquired in the ordinary course of business;

•	at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of the New Notes; and

•	such holder is not engaged in and does not intend to engage in a distribution of the New Notes.

We have not sought and do not intend to seek a no-action letter from the SEC, with respect to the effects of the exchange offer, and there can be no assurance that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations related to the exchange of Old Notes for New Notes in the exchange offer. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary is limited to holders who hold their Old Notes as capital assets (generally for investment purposes). This summary does not address all aspects of U.S. federal income taxes related to the exchange of Old Notes for New Notes in the exchange offer and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers or traders in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, pension plans, individual retirement accounts or other tax-deferred accounts and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding Old Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders of Old Notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members; and

•	tax consequences to certain former citizens or residents of the United States.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Old Notes, the tax treatment of the exchange offer to a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors regarding the tax consequences of the exchange offer.

This summary of U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction. This summary also does not address any U.S. federal tax consequences other than income tax, such as U.S. federal alternative minimum tax consequences, the potential application of the Medicare tax on net investment income, and any U.S. federal estate or gift tax consequences. If you are considering the purchase of Notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Exchange Offer

The exchange of Old Notes for New Notes will not constitute a taxable exchange. As a result, (1) a holder of Old Notes should not recognize a taxable gain or loss as a result of exchanging such holder’s Old Notes for New Notes, (2) the holding period of the New Notes received should include the holding period of the Old Notes exchanged therefor, and (3) the adjusted tax basis of the New Notes received should be the same as the adjusted tax basis of the Old Notes exchanged therefor immediately before such exchange. The United States federal income tax consequences of holding and disposing of your New Notes generally will be the same as those applicable to your Old Notes.

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LEGAL MATTERS

Wilmer Cutler Pickering Hale and Dorr LLP will pass upon the validity of the New Notes and the guarantees. Ice Miller LLP will pass upon certain Ohio legal matters relating to the New Notes and the guarantees.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Discovery, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

DCL is not currently subject to the periodic reporting and other informational requirements of the Exchange Act. Discovery, the indirect parent company of DCL and a guarantor of the New Notes and the Old Notes, is currently subject to the periodic and current reporting and other informational requirements of the Exchange Act. Discovery files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other information with the SEC. Following the exchange offer, Discovery will continue to file periodic reports and other information with the SEC. These reports, the registration statement of which this prospectus forms a part and other information can be accessed electronically through the SEC’s website at www.sec.gov. The SEC filings of Discovery are also available free of charge on the Investors section of its website at www.corporate.discovery.com. The Discovery website and the information contained on its website is not a part of this prospectus and is not incorporated in this prospectus by reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that Discovery files with the SEC into this prospectus, which means that we can disclose important information to you by referring to those documents.

We incorporate by reference in this prospectus the documents listed below, and any future filings made by Discovery with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until the completion of the offering of the New Notes:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	The information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement for the 2021 Annual Meeting of Stockholders filed on April 30, 2021; and

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and

•	Current Reports on Form 8-K filed on February 11, 2021, February 19, 2021 and April 20, 2021.

The financial statements included in the 2020 Form 10-K and other SEC filings, which are incorporated into this prospectus, have been prepared on a consolidated basis. Certain financial information related to DCL and Scripps can be found in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2020 Form 10-K, which is incorporated by reference in this prospectus. DCL and Scripps do not produce their own separately audited standalone or consolidated financial statements. You may request a copy of these filings, at no cost, by writing or telephoning Discovery at the following address or telephone number:

Discovery, Inc.
230 Park Avenue South
New York, New York 10003
(240) 662-2000
Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. Any statement contained in this prospectus or in any document incorporated by reference in this prospectus will automatically update and, where applicable, supersede any earlier information contained or incorporated by reference in this prospectus.

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Discovery Communications, LLC

Offer to Exchange

up to $1,732,036,000 4.000% Senior Notes due 2055

that have been registered under the

Securities Act of 1933, as amended,

for any and all of our outstanding unregistered

4.000% Senior Notes due 2525

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers

Discovery Communications, LLC (“DCL”) is a limited liability company formed in the State of Delaware.

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager.

Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 19 of DCL’s Limited Liability Company Agreement (the “DCL LLC Agreement”) provides that neither the member nor any officer shall be liable to DCL, the member or any other person or entity who or that has an interest in DCL for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of DCL and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the DCL LLC Agreement, except that the member or officer shall be liable for any such loss, damage or claim incurred by reason of such member’s or officer’s gross negligence or willful misconduct. To the full extent permitted by applicable law, the member or officer shall be entitled to indemnification from DCL for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of DCL and in a manner reasonably believed to be within the scope of authority conferred on such member or officer by the DCL LLC Agreement, except that neither the member nor any officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the member by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 19 of the DCL LLC Agreement shall be provided out of and to the extent of DCL’s assets only, and neither the member nor any officer shall have personal liability on the account thereof.

Discovery, Inc. (“Discovery”) is incorporated under the laws of the State of Delaware.

Section 145(a) of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

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Article V Section E of the Restated Certificate of Incorporation of Discovery, which we refer to as the “Discovery Charter”, provides as follows:

1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Discovery shall not be liable to Discovery or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of Discovery existing at the time of such amendment, repeal or modification.

2. Indemnification.

a. Right to Indemnification. Discovery shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, which we refer to as a “proceeding”, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Discovery or while a director or officer of Discovery is or was serving at the request of Discovery as a director, officer, employee, representative or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of Article V Section E of the Discovery Charter. Discovery shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Discovery.

b. Prepayment of Expenses. Discovery shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

c. Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 30 days after a written claim therefor has been received by Discovery, the claimant may file suit to recover the unpaid amount of such claim and, to the extent permitted by law, shall be entitled to be paid the expense of prosecuting such claim. In any such action Discovery shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

d. Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Discovery Charter, the bylaws of Discovery, which we refer to as the “Discovery bylaws”, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

e. Insurance. The Discovery board, may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at Discovery’s expense insurance: (i) to indemnify Discovery for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article V Section E of the Discovery Charter; and (ii) to indemnify or insure directors and officers against liability in instances in which they may not otherwise be indemnified by Discovery under the provisions of Article V Section E of the Discovery Charter.

f. Other Indemnification. Discovery’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.

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3. Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of Article V Section E of the Discovery Charter shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Sections 9 through 15 of Article II of the Discovery bylaws, as amended, contain provisions that are substantially similar to the Discovery Charter provisions described above.

Since Discovery’s acquisition of Scripps, Discovery has agreed to and cause the surviving corporation to indemnify and hold harmless each present and former director and officer of Scripps determined as of the completion of the merger, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the completion of the merger), arising out of the fact that such indemnified person is or was a director, officer, employee or agent of Scripps, or is or was serving at the request of Scripps as a director, officer, employee or agent of another person prior to the completion of the merger.

Scripps Networks Interactive, Inc. (“Scripps”) is incorporated under the laws of the State of Ohio.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Scripps’ articles of incorporation provide that Scripps shall indemnify, to the fullest extent authorized by Ohio law, any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Scripps, or by reason of the fact that he or she is or was serving, at Scripps’ request, as an officer, director, employee, trustee or agent of another corporation (including a subsidiary of Scripps) or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. Scripps’ articles of incorporation also provide that Scripps shall pay, to the fullest extent authorized by Ohio law, expenses incurred by an officer in defending any proceeding in advance of its final disposition on the same basis as provided for directors under Ohio law. Any amendment of this provision will not reduce indemnification obligations relating to actions taken before such amendment.

ITEM 21.	Exhibits

(a)	Exhibits.

The Exhibit Index immediately preceding the signature page is incorporated herein by reference.

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ITEM 22.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of securities: The undersigned registrants undertake that, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, such registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 30, 2017, among Discovery Communications, Inc., Skylight Merger Sub, Inc. and Scripps Networks Interactive, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on July 31, 2017 (SEC File No. 001-34177))

3.1	Restated Certificate of Incorporation of Discovery, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-4 filed on August 1, 2008 (SEC File No. 333-151586)

3.2	Amendment to the Certificate of Incorporation, dated as of March 6, 2018, of Discovery, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on March 6, 2018 (SEC File No. 001-34177))

3.3	Amended and Restated Bylaws of Discovery, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 13, 2020 (SEC File No. 001-34177))

3.4	Limited Liability Company Agreement of Discovery Communications, LLC (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-3 filed on June 17, 2009 (SEC File No. 333-160043))

3.5	Amended and Restated Articles of Incorporation of Scripps Networks Interactive, Inc. (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 filed on March 5, 2019 (SEC File No. 333-160043))

3.6	Amended and Restated Code of Regulations of Scripps Networks Interactive, Inc. (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 filed on March 5, 2019 (SEC File No. 333-160043))

4.1	Indenture, dated as of August 19, 2009, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on August 19, 2009 (SEC File No. 001-34177))

4.2	Second Supplemental Indenture, dated as of June 3, 2010, among Discovery Communications LLC, Discovery Communications, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on June 3, 2010 (SEC File No. 001-34177))

4.3	Third Supplemental Indenture, dated as of June 20, 2011, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on June 21, 2011 (SEC File No. 001-34177))
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4.4	Fourth Supplemental Indenture, dated as of May 17, 2012, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on May 17, 2012 (SEC File No. 001-34177))

4.5	Fifth Supplemental Indenture, dated as of March 19, 2013, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 19, 2013 (SEC File No. 001-34177))

4.6	Sixth Supplemental Indenture, dated as of March 7, 2014, among Discovery Communications, LLC, Discovery Communications, Inc., U.S. Bank National Association, as Trustee and Evalon Financial Services Limited, UK Branch, as London Paying Agent (incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed on March 7, 2014 (SEC File No. 001-34177))

4.7	Seventh Supplemental Indenture, dated as of March 2, 2015, among Discovery Communications, LLC, Discovery, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 2, 2015 (SEC File No. 001-34177))

4.8	Eighth Supplemental Indenture, dated as of March 19, 2015, among Discovery Communications, LLC, Discovery, Inc., U.S. Bank National Association, as Trustee, and Elavon Financial Services Limited, UK Branch, as London Paying Agent (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 19, 2015 (SEC File No. 001-34177))

4.9	Ninth Supplemental Indenture, dated as of March 11, 2016, among Discovery Communications, LLC, Discovery, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 11, 2016 (SEC File No. 001-34177))

4.10	Tenth Supplemental Indenture, dated as of March 13, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 13, 2017 (SEC File No. 001-34177))

4.11	Eleventh Supplemental Indenture, dated as of September 21, 2017, among Discovery Communications, LLC, Discovery, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on September 21, 2017 (SEC File No. 001-34177))

4.12	Thirteenth Supplemental Indenture, dated as of September 21, 2017, among Discovery Communications, LLC, Discovery, Inc., Elavon Financial Service DAC, UK Branch, as London Paying Agent, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the Form 8-K filed on September 21, 2017 (SEC File No. 001-34177))

4.13	Fourteenth Supplemental Indenture, dated as of April 2, 2018, among Discovery Communications, LLC, Discovery, Inc., U.S. Bank National Association, as Trustee and Scripps Networks Interactive, Inc., as subsidiary guarantor (incorporated by reference to Exhibit 4.3 to the Form 8-K filed on April 4, 2018 (SEC File No. 001-34177))

4.14	Fifteenth Supplemental Indenture, dated as of April 3, 2018, among Discovery Communications, LLC, Discovery, Inc., U.S. Bank National Association, as Trustee and Scripps Networks Interactive, Inc., as subsidiary guarantor (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on April 4, 2018 (SEC File No. 001-34177))

4.15	Sixteenth Supplemental Indenture, dated as of June 29, 2018, among Discovery Communications, LLC, Discovery, Inc., U.S. Bank National Association, as Trustee and Scripps Networks Interactive, Inc., as subsidiary guarantor (incorporated by reference to Exhibit 4.1 to the Form 10-Q filed on November 9, 2018 (SEC File No. 001-34177))

4.16	Seventeenth Supplemental Indenture, dated as of May 21, 2019, among Discovery Communications, LLC, Discovery, Inc., Scripps Networks Interactive, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on May 21, 2019 (SEC File No. 001-34177))
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4.17	Eighteenth Supplemental Indenture, dated as of May 18, 2020, among Discovery Communications, LLC, Discovery, Inc., Scripps Networks Interactive, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on May 18, 2020 (SEC File No. 001-34177))

4.18	Nineteenth Supplemental Indenture, dated as of September 21, 2020, among Discovery Communications, LLC, Discovery, Inc., Scripps Networks Interactive, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on September 21, 2020 (SEC File No. 001-34177))

4.19	Registration Rights Agreement, dated as of September 21, 2020, among Discovery Communications, LLC, Discovery, Inc., Scripps Networks Interactive, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Barclays Capital, Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC and Mizuho Securities USA LLC (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on September 21, 2020 (SEC File No. 001-34177))

**5.1	Opinion and Consent of Wilmer Cutler Pickering Hale and Dorr LLP

**5.2	Opinion and Consent of Ice Miller LLP

21.1	Subsidiaries of Discovery, Inc. (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K of Discovery, Inc. for the year ended December 31, 2020 filed on February 22, 2021)

**23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in opinion filed as Exhibit 5.1)

**23.2	Consent of Ice Miller LLP (contained in opinion filed as Exhibit 5.2)

*23.3	Consent of PricewaterhouseCoopers LLP in respect of Discovery’s financial statements

**24.1	Powers of Attorney (contained on signature pages to the Registration Statement on Form S-4)

**25.1	Statement of Eligibility of U.S. Bank National Association on Form T-1

**99.1	Form of Letter of Transmittal

**99.2	Form of Notice of Guaranteed Delivery

**99.3	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.

*	Filed herewith.

**	Previously Filed
II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on May 6, 2021.

Discovery Communications, LLC

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer (Principal Executive Officer) and President and Chief Executive Officer of Discovery Communications Holding, LLC, the Sole Member of Discovery Communication, LLC	May 6, 2021

*	Chief Financial Officer	May 6, 2021
Gunnar Wiedenfels	(Principal Financial Officer)

* Pursuant to power of attorney

By: /s/ David M. Zaslav
David M. Zaslav
Attorney-in-fact
II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on May 6, 2021.

Discovery, Inc.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	May 6, 2021
David M. Zaslav

*	Chief Financial Officer (Principal Financial Officer)	May 6, 2021
Gunnar Wiedenfels

*	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2021
Lori C. Locke

*	Director	May 6, 2021
Robert R. Beck

*	Director	May 6, 2021
Robert R. Bennett
II-9

Signature	Title	Date

*	Director	May 6, 2021
Paul A. Gould

*	Director	May 6, 2021
Robert L. Johnson

*	Director	May 6, 2021
Kenneth W. Lowe

*	Director	May 6, 2021
John C. Malone

*	Director	May 6, 2021
Robert J. Miron

*	Director	May 6, 2021
Steven A. Miron

*	Director	May 6, 2021
Daniel E. Sanchez

*	Director	May 6, 2021
Susan M. Swain

*	Director	May 6, 2021
J. David Wargo

* Pursuant to power of attorney

By: /s/ David M. Zaslav
David M. Zaslav
Attorney-in-fact
II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on May 6, 2021.

Scripps Networks Interactive, Inc.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav	President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2021
David M. Zaslav

*	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	May 6, 2021
Gunnar Wiedenfels

*	Chief Development, Distribution & Legal Officer and Director	May 6, 2021
Bruce Campbell

* Pursuant to power of attorney

By: /s/ David M. Zaslav
David M. Zaslav
Attorney-in-fact
II-11